EXHIBIT 2.3

                           ACTION OF DIRECTORS
                                   OF
             STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.
                                   BY
                             WRITTEN CONSENT
                             ---------------

     The undersigned, being all of directors of Starnet Communications International (DE) Inc., a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting pursuant to the provisions of Section 141(f) of the General Corporation Law of Delaware, hereby waive all notice of time, place and purpose of meeting and adopt and consent to the adoption of the following action with the same effect as if taken at a duly called meeting of the directors.

          WHEREAS, Starnet Communications International Inc., a Nevada corporation (the "Parent"), is the legal and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of Class A voting common stock, $.001 par value per share of the Corporation, which is the only issued and outstanding class of stock of the Corporation; and

          WHEREAS, the Parent desires to redomesticate to Delaware by means of a merger with and into the Corporation; and

          WHEREAS, the Board considers it to be advisable and in the best interests of the Corporation and its sole shareholder that the merger be consummated;

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge with the Parent on the terms and conditions as set forth in the attached form of Plan and Agreement of Merger and the officers of the Corporation are authorized to execute and deliver a Plan and Agreement of Merger substantially in the form thereof; and

          BE IT FURTHER RESOLVED, that effective upon the filing of an appropriate Certificate of Merger with the Secretary of State of Delaware and appropriate documentation with the Secretary of State of Nevada (but subject to the approval of the Parent as sole stockholder of the Corporation and the Board and sole stockholder of the Parent) the Corporation will be merged with the Parent, and, as the surviving corporation, the Corporation will assume all of the obligations of and succeed to the rights of the Parent; and

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          BE IT FURTHER RESOLVED, that the proposed merger be submitted to the Parent, as sole stockholder of this Corporation and that upon receiving the unanimous written consent of such stockholder the proposed merger shall be approved; and

          BE IT FURTHER RESOLVED, that upon consummation of the merger, the name of the Corporation shall be changed to Starnet
     Communications International Inc.

          BE IT FURTHER RESOLVED, that the President or any Vice President of this Corporation be and each hereby is authorized to make and execute, and the Secretary or Assistant Secretary be and each hereby is authorized to attest, a Certificate of Merger providing for the merger of the Parent with and into the Corporation and to cause the same to be filed with the Delaware Secretary of State and such officers are authorized to make, execute, attest and file any and all documents required by the State of Nevada and to do all acts and things, whatsoever whether within or without the States of Delaware and Nevada, which may be in any way necessary or appropriate to effect said merger.

     The effective date of this action is March 10, 1997.

                              /s/ JASON BOLDUC
                              -----------------------------------
                              Jason Bolduc, Director


                              /s/ CHRISTOPHER ZACHARIAS
                              -----------------------------------
                              Christopher Zacharias, Director

                              /s/ MARK DOHLEN
                              -----------------------------------
                              Mark Dohlen, Director

                              /s/ MITCHELL WHITE
                              -----------------------------------
                              Mitchell White, Director

                              /s/ JACK CARLEY
                              -----------------------------------
                              Jack Carley, Director

                                   -2-

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